Exhibit 10.12

Contract No.: /

No.: 0400000272-2021 (NQ) ZI No. 00111

Net Loan Revolving Loan Contract

(Applicable to Enterprise Net Loan (Including e Credit Express Loan))

(Printed Version) (2021 Version)

Special tips: This contract is concluded on the basis of equality and voluntariness by lending and borrowing parties in accordance with the negotiation, all articles in this contract are faithful representations of both parties. In order to safeguard the legitimate rights and interests of the Borrower, the Lender hereby requires the Borrower to pay full attention to the terms of the rights and obligations of the parties hereto, especially the bold part.

Contract No.: 2210423040000272881833, No.1 of 3	Page 1 of 17	The contents of the contract can be verified through the “Scan QR Code” function of client software ICBC’s mobile banking and financial e-link

Lender: Industrial and Commercial Bank of China Co., Ltd. Shenzhen High-tech Park South District Sub-branch

Domicile (address): Second floor, comprehensive service building, high tech Zone, Keyuan South Road, Nanshan District, Shenzhen

Borrower: Shenzhen Tbit Technology Co., Ltd.

Legal representative: Ge Wentao

Address for service: Unit 1501-1508, Building B, SDG Information Building, No. 2 Kefeng Road, Science and Technology Park, Minghai Street, Nanshan District, Shenzhen

Postal code: 518000     Fax:     /     E-mail: /

Tel.: 13922870013     Contact: Ge Wentao_     Tel.: 13922870013

[The borrower must write the above information accurately and completely to ensure the timely delivery of subsequent relevant notices and legal documents]

This Contract is concluded and signed by and between the Borrower and the Lender through equal negotiation in terms of the Lender issuing loans to the Borrower.

Part I Basic Agreement

Article 1 Purpose of the Loan

The loan is used for daily operation under the contract. Without the written permission of the lender, the borrower cannot use the borrowing for other purposes, and the lender has the right to supervise the use of the borrowing.

Article 2 Revolving loan limit and service life

2.1 The revolving loan amount under this Contract is RMB 9,000,000.00 (in words: RMB nine million) (In case of case inconsistency, capital shall prevail). The revolving loan amount is determined according to many factors such as the amount applied by the borrower and the value of collateral, which may be lower than the amount applied by the borrower.

2.2 The service life of the revolving loan under the contract is from the effective date of the contract to April 26, 2027. Within the term, the borrower may reuse the above loan limit, but the withdrawal amount at each time shall not be less than RMB 100,000; and within the term, the loan balance at each time point shall not be larger than the revolving loan limit. After negotiation and agreement between the borrower and the lender, the service life of the revolving loan limit can be extended, and both parties shall separately sign the Agreement on the Change of Elements of the Online Loan Revolving Loan Contract.

2.3 The loan term of the borrower’s each withdrawal is from the actual withdrawal day to the agreed repayment day, which is subject to the receipt of the loan; but the loan term of each withdrawal shall not be less than 7 days at the least and more than 1 year at the longest at each time.

2.4 The withdrawal within the service life of the revolving loan line under this contract is the withdrawal of (2) (1 / 2) below

(1) Committed withdrawal, namely, under the precondition of complying with the contract, the borrower may withdraw and repay at any time within the revolving loan limit service life and limit. (Excluding conditions caused by national policy adjustment and other factors)

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(2) Conditional withdrawal, namely, under the precondition of complying with the contract, the borrower may apply for withdrawal within the revolving loan limit service life and limit, but the lender shall decide whether to release the loan and the release time based on the credit capital permission conditions.

Article 3 Interest rate and interest

3.1 [Confirmation method of loan interest rate]

The loan interest rate is determined as follows:

The interest rate of each loan is determined by the pricing benchmark plus floating points, in which the pricing benchmark is the one-year loan market quoted rate (LPR) published by the National Interbank Funding Center one working day before the withdrawal date (withdrawal date/contract approval date), and the floating points are plus (plus/minus) 0 basis points (one basis point is 0.01%, the same below). In case the national interbank lending center doesn’t issue the loan benchmark interest rate of the corresponding period on the working day before the interest rate conformation date, the borrowing benchmark interest rate issued by national interbank lending center on the last working date shall prevail. The rest can be done in the same manner. The aforesaid interest rate is hereinafter referred to as the agreed execution interest rate.

This contract is not applicable to (applicable / not applicable) preferential interest rate arrangement. Preferential interest rate arrangement means that both parties agree that the interest generated by each loan withdrawn within this period shall be calculated at the preferential interest rate from/_year/_month/_day to/_year/_month/_day. Preferential interest rate is determined by pricing benchmark plus floating points, in which the pricing benchmark is the agreed implementation rate and the floating points are minus/_basis points. The Lender has the right to unilaterally adjust or cancel the arrangement of preferential interest rate according to Article 1.6 of Part II of the Contract.

The approval date of the contract refers to the date when the contract is automatically approved by Party A’s system or manually approved by Party A’s staff according to Party A’s internal system and system arrangement, that is/_year/_month/_day.

After the loan is released, the interest rate is adjusted in the following A(A/B) ways:

A. Take 12(1/3/6/12) months as one period, with one adjustment for each period, and interest will be calculated by stages. The date for determining the interest rate of the second and subsequent periods is the corresponding date after each loan is withdrawn for one period. On that date, the lender adjusts the loan interest rate (referring to the agreed execution interest rate and preferential interest rate applicable at that time) according to the quoted loan market interest rate and floating points of the aforementioned period announced by the National Interbank Funding Center on the previous working day. In case the corresponding withdrawal date doesn’t exist in the adjustment month, the last day of the month shall be the corresponding date.

B. No adjustment during the whole loan period.

3.2 The interest rate of the loan this Contract shall be calculated from the actual withdrawal date and the interest settlement shall be conducted monthly (monthly/quarterly/semi-annually). The principal and interest shall be paid off upon expiration of the borrowing. Daily interest rate = annual interest rate /360.

3.3 3.4 Overdue default interest rate under the contract shall be determined by an additional 50% on the basis of original borrowing interest rate, and the default interest rate due to misappropriation shall be determined by an additional 50% on the basis of original borrowing interest rate.

Article 4 Expense

4.1 Lenders can charge the borrower a commitment fee, in which small and micro enterprises are exempted from the commitment fee. The commitment fee shall be charged to the borrower at one time or in several times according to the difference between the revolving loan amount under this contract and the amount already paid by the borrower (the average daily balance in the billing cycle), and the rate shall be determined at the annual rate of/_

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4.2 During the term of the revolving loan contract, the borrower shall pay the next year’s commitment fee to the lender at the expiration of one year, and the lender shall only guarantee the commitment obligations within the payment period of the commitment fee. For customers who meet the commitment fee reduction policy, the corresponding commitment fee will be reduced or exempted. No matter whether the commitment fee is charged or not, at the end of each payment year, the lender can unconditionally terminate the commitment terms in the loan contract at any time and stop collecting the commitment fee.

4.3 As required by the Lender, all Parties shall conduct compulsory notarization for the Contract. After mutual agreement between the two parties, the compulsory notarization fee shall be borne in the following proportions: /__. If the borrower is a small and micro enterprise, the cost of compulsory notarization shall be borne by the lender, but the cost incurred when the lender applies for the notary office to issue the execution certificate due to the borrower’s default shall be borne by the borrower.

4.4 When the borrower applies for a loan from the lender, if the date of collateral appraisal, the date of completing the field survey of the appraised object and the date of collateral appraisal report are earlier than the date of loan application by the borrower, the expenses incurred by collateral appraisal shall be borne by the borrower.

4.5 As for relevant consultation (complaint), please contact 95588 or lender sales network.

Article 5 Withdrawal

The borrower may withdraw the loan under the contract in the following method:

(1) Directly withdraw the loan from the designated sales network of the lender.

(2) Withdraw the loan independently from the online bank of Industrial and Commercial Bank of China.

Article 6 Repayment

6.1 The borrower shall either repay the loan under the contract at one time on the expiration date, or prepay through the lender’s sales network or online bank of Industrial and Commercial Bank of China in accordance with the contract. Except the final repayment, the prepayment amount shall not be less than RMB 100,000.

6.2 If the borrower applies for withdrawing the mortgage in advance within three years (inclusive) from the effective date of this contract (which refers to the cancellation of the mortgage guarantee under this contract, the same below), he should repay the loan in advance and pay the liquidated damages for early repayment to the lender, which shall be calculated according to the following standards: Revolving loan quota X remaining revolving loan quota usage period (months) X/__‰, if the remaining revolving loan quota usage period is less than one month, it will be calculated as one month; If an application for withdrawal of the mortgage is made in advance three years after the effective date of this contract, the borrower shall repay the loan in advance, and the lender shall waive the penalty for early repayment of the borrower. If the borrower is a small and micro enterprise, the penalty for early repayment will be waived.

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Article 7 Account

The borrower shall open or designate the following account in the lender as the special account for withdrawal and repayment:

Article 8 Guarantees

If the loan guarantee under this contract is the maximum guarantee, the corresponding maximum guarantee contract is (1, 2)(1/2/3, multiple choices are allowed).

1. Maximum Guarantee Contract (No.:040000272-2021 NQ (B) ZI 0029/040000272-2021 NQ (B) ZI 0030)

Guarantor: Rong He/Ge Wentao

2. Maximum Amount Mortgage Contract (No.:0400000272-2021 NF (D) ZI No.0027)

Mortgagor: He Rong

3. Maximum Amount Pledge Contract No.:

Pledgor: /__

Article 9 Dispute resolution and jurisdiction

During the performance of the contract, all disputes and disputes arising from or related to the performance of the contract can be settled through consultation between the parties. If no agreement can be reached through negotiation, either party may settle the dispute in the following way

A. Any dispute incurred due to the contract or related to the contract shall be submitted to Shenzhen Arbitration Committee for arbitration according to the arbitration rule. The arbitration verdict shall be final and binding upon all parties.

B. It shall be solved with the local court of the Lender through lawsuit.

Article10 Others

This Contract is made in triplicate, with the borrower, the lender and Shenzhen Real Estate Registration Center holding one copy each, which have the same legal effect.

Article 11 Other Matters Agreed by the Parties

/__

Part II Detailed term

Article 1 Interest rate and interest

1.1 If the interest rate of the loan under this Contract is floating rate, the interest rate adjustment rules shall be implemented in the original way after the loan expires.

1.2 If the loan is settled monthly, the interest settlement date is the 20th day of each month; If the loan is settled monthly, the interest settlement date is the 20th day of each month; If the interest is settled half a year, the interest settlement date is June 20th and December 20th of each year.

1.3 The first interest period is from the date actual withdrawal by the borrower to the first expiry date for interest; The last interest period is from the next date at the end of the previous interest period to the final repayment date; The remaining interest periods are from the next date at the end of the previous interest period to the next expiry date for interest.

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1.4 Interest = loan principal x daily interest rate x actual use days. If the equal principal and interest repayment method is adopted, the calculation formula of principal and interest repayment is as follows:

Total principal and interest per period =	Loan principal x Period interest x(1+ Period interest) Repayment period
(1+ Period interest) Repayment period -1

1.5 Where the People’s Bank of China adjusts the determination method of loan interest rate, it shall be handled according to the relevant provisions of the People’s Bank of China, and the Borrower will not further be informed by the Lender.

1.6 When the contract is signed, it is agreed that the loan interest rate of the loan funds withdrawn within a certain period of time is calculated at a preferential interest rate, or the loan interest rate is determined according to the quoted loan market interest rate (LPR) published by the National Interbank Funding Center by a certain basis point. The lender has the right to reassess the interest rate concessions given to the borrower, and decide to cancel all or part of the interest rate concessions given to the borrower at its own discretion according to the national policies, the borrower’s credit status and the change of loan guarantee, etc., and notify the borrower in time.

1.7 The loan interest rate of each withdrawal by the borrower shall be subject to the record of the iou. Within the validity period of this contract, the lender has the right to adjust the withdrawal amount of the borrower according to the borrower’s basic operating conditions, sales return, tax payment, financing and credit information, the borrower’s performance of obligations under this contract, the value of collateral under this contract and the guarantor’s guarantee ability, etc., so as to increase or decrease the loan interest rate of new withdrawals under this contract.

Article 2 Loan withdrawal and payment

2.1 The following preconditions must be met when the borrower withdraws the borrowing, otherwise the lender is not obliged to grant any money to the borrower, unless the lender agrees to release the loan in advance:

(1) The borrower’s statement and guarantee under the contract are still true, accurate and intact upon each withdrawal, and the default circumstances under the contract or other contracts signed by the borrower and lender don’t happen;

(2) Except the credit loan, the borrower has provided the corresponding guarantee in accordance with the requirement of the lender; the relevant guarantee procedures have been completed. The guarantee is without alterations going against the lender with enough guarantee limits.

(3) If the borrower withdraws the loan through the online bank of Industrial and Commercial Bank of China, the Industrial and Commercial Bank of China Electronic Banking Enterprise Customer Service Agreement signed between it and the lender shall be always valid.

(4) For conditional revolving withdrawals, the lender has sufficient configurable credit resources. For commitment revolving withdrawals, the lender has sufficient configurable credit resources at the last day of a month. The configurable credit capital means the credit scale that the lender may invest in a specific field formulated based on the relevant national credit policies within a certain period.

2.2 If the borrower withdraws the loan through the lender’s designated sales network, it shall fill in and submit the corresponding receipt of loan 5 bank workdays in advance at least. Once the receipt is submitted, it shall not be cancelled without the written agreement of the lender.

2.3 If the borrower withdraws the loan through the online bank of Industrial and Commercial Bank of China, the borrower shall sign the Industrial and Commercial Bank of China Electronic Banking Enterprise Customer Service Agreement with the lender, commit to abide by Industrial and Commercial Bank of China Electronic Banking Articles of Association and the relevant transaction rules and operate in accordance with the relevant transaction rules. The withdrawal order submitted through the Industrial and Commercial Bank of China online bank by the borrower and confirmed by the lender shall be deemed as the receipt.

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2.4 After the borrower meets the withdrawal precondition, the lender shall transfer the loan into the borrower’s designated account; it shall be deemed that the lender has released the loan to the borrower in accordance with the contract.

2.5 According to the relevant regulatory regulations and the lender’s management requirements, entrusted payment shall be adopted for those who do not meet the conditions of independent payment or the accumulated independent payment amount exceeds 10 million yuan within fifteen natural days before the withdrawal date (inclusive), and the lender shall pay the loan funds to the payment objects that meet the purpose agreed in this contract according to the borrower’s withdrawal application and payment entrustment.

2.6 After completing the trust payment, the borrower shall provide the account information of its payment object and supporting materials certifying that the withdrawal complies with the agreed purpose for the lender timely when withdrawing. The Borrower shall ensure that all information provided to the Lender is true, complete and effective.

2.7 In handling entrusted payment, the Lender is only responsible for formal examination of information of payment object and related documents certifying purpose of the borrowing submitted by the Borrower, and will not take any responsibility for failing entrusted payment owing to untruthful, inaccurate and incomplete documents provided by the Borrower.

2.8 In the case that inconformity or other defects are found in related documents such as documents certifying purpose of use submitted by the Borrower, the Lender has right to request the Borrower to supplement, replace, explain or resubmit related documents, and can choose not to release and pay concerning payments unless getting satisfying documents from Borrower.

2.9 Based on the different borrowing purposes of the Borrower, the Lender is entitled to require the Borrower, independent agent and other related parties to issue the contract verification bill and other supporting materials; the Lender shall release and pay the financing fund with such supporting materials.

2.10 If the Lender deems that the materials provided by the Lender are consistent with the borrowing purpose and the withdrawal complies with the contract after approval, it shall transfer the borrowing into the designated account of the Borrower and transfer the corresponding fund into the account of the Borrower’s payment object based on the demand and the relevant business vouchers submitted by the Borrower.

2.11 In case of one of the following circumstances, the Lender is entitled to confirm the loan grant and payment condition again, or stop the grant and payment of the loan funds:

(1) The borrower provides false or invalid materials for the lender to acquire the loan;

(2) The borrower’s production and operation have significant adverse alterations, decrease of credit conditions or violating circumstances under the contract;

(3) The borrower does not withdraw and pay the loan in accordance with the contract and the application of the loan has abnormity;

(4) The borrower violates the contract or the relevant supervision regulations to avoid the entrusted payment in the method of breaking up the whole into parts;

(5) The loan account designated by the borrower or payment object’s account is frozen by the competent authority or stopped for payment

2.12 If the Lender fails to complete the entrusted payment in time as per entrustment of the Borrower caused by the loan account designated by the Borrower or the account of the payment object being frozen by the competent authority or stopped for payment, it will never bear any liabilities and will not infringe the Borrower’s repayment obligation incurred under the contract.

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2.13 The borrower commits to accept and actively cooperate with the lender in checking and supervising the use of financing funds, including its purpose through account analysis, inspection of voucher, site investigation, etc. in case of independent payment for the loan under the contract, and provides a periodic summary report on the use of loans to the lender.

2.14 If the Lender suffers from losses due to untrue, incomplete or invalid materials provided by the Borrower for the Lender, the Borrower shall make the compensation.

2.15 If the lender fails to timely release and pay the loan in accordance with the contract, it shall bear the corresponding responsibility for breach of contract, except otherwise stipulated in the contract.

2.16 If the lender fails to pay the corresponding fund on time due to war, natural disaster and other unforeseeable, inescapable and insurmountable force majeure, or the lender’s system fault, communication failure and other accidents, the lender shall notice the borrower timely through telephone or in written form without undertaking any responsibility.

Article 3 Repayment

3.1 The Borrower shall repay the loan principal and interest and other payables in full and on time as agreed in this Contract. The borrower shall deposit the current payable interest, principal and other payables in the repayment account opened or designated at the office of lender in full on the previous bank working day of repayment date and each expiry date for interest. The lender shall be entitled to proactively transfer such payment on the repayment date and expiry date for interest, or require the borrower to provide cooperation to transact relevant transfer procedures.

The Borrower should go through the alteration formalities at the Lender’s counter if there is any report of loss, freezing, stopping payment, cancellation of the repayment account, or the Borrower needs to alter the repayment account. If the full amount of money cannot be deducted from the original repayment account prior to the alteration formalities come into effect, the Borrower shall go to the Lender’s place for a counter repayment. If the Borrower does not pay back full amount of the principal and interest of the loan or other expenses on time because the Borrower does not transact alternation formalities for the repayment account in time or does not go to the Lender’s counter for repayment, the Borrower shall be responsible for such breach of the contract.

3.2 If the borrower applies for repaying all or part of the loan in advance, it shall submit a written application to the lender, or submit a prepayment order to the lender through Industrial and Commercial Bank of China online bank.

3.3 Where the Lender agrees to the prepayment, the Borrower shall pay off the due and payable loan principal and interest and other payables as agreed in this Contract up to the prepayment date on the prepayment date.

3.4 Where the prepayment by the Borrower or early withdrawal of the loan by the Lender as agreed in this Contract shorten the actual loan period, the corresponding interest rate level shall not be adjusted, and be subject to in the original loan interest rate.

Article 4 Guarantees

4.1 Except for the credit loan, the borrower shall provide legal and valid guarantee for the fulfillment of obligation under the contract, which shall be recognized by the lender. The guarantee contract shall be separately signed.

4.2 In case of damage, depreciation, property right dispute, seizure or detention occur on the guaranty under this Contract, or the mortgager disposing the collateral without authorization, or adverse changes in the financial conditions of the guarantor providing the guarantee or other changes not conducive to the creditor’s rights of Lender, the Borrower shall promptly notify the Lender, and separately provide other guarantees recognized by the Lender.

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4.3 The lender has the right to reassess the value of the collateral and the guarantor’s guarantee ability periodically or irregularly. If it is considered that the value of the collateral has decreased or the guarantor’s guarantee ability has decreased, the lender has the right to adjust the revolving loan amount, and the borrower should provide additional guarantees equivalent to the reduced value or guarantee ability, or provide other guarantees recognized by the lender separately.

4.4 In case that the lender agrees the loan under the contract has the accounts receivable as the pledge guarantee, and one of the following circumstances happens during the validity period of the contract, the lender shall be entitled to declare the early maturity of loan immediately to require the borrower to repay part or all of the loan principal and interest immediately, or to seek the legitimate, effective and full-amount additional guarantee recognized by the lender:

(1) The bad debt rate of the pledger of the accounts receivable relative to the accounts receivable of the payer rises for two consecutive months;

(2) The expired and un-reclaimed accounts receivable of the pledgor for the payer takes up more than 5% of the accounts receivable balance of the payer;

(3) The accounts receivable may not be paid on time due to the trade dispute (including but not limited to the dispute about quality, technology and service) or dispute over obligation between the accounts receivable Pledgor and the payer or other third party.

Article 5 Statements and guarantees

The Borrower shall make the following statement and guarantee to the Lender that shall be always effective in the term of this Contract:

5.1 Have the borrower’s subject qualification according to law, and have the qualification and ability to sign and perform this contract.

5.2 All necessary authorizations or approval are obtained upon the signing of this Contract. Signing and performance of the contract shall not violate the provisions of the company’s rules, Shareholders’ capital contribution agreement, associate agreement, partnership agreement and relevant laws and regulations, also not contradicted to other obligations under this Contract.

5.3 Other debts payable have been repaid as scheduled without malicious default of bank loan principal and interest.

5.4 Major regulations and principles violation doesn’t happen in the production and operation process in the recent one year; current senior executives don’t have any major bad record.

5.5 All the documents and information provided for the lender are true, accurate, complete and effective, without false records, material omissions or misleading statement.

5.6 The litigation, arbitration or claim events involved do not be concealed to the lender.

5.7 Have known and completely understood the various transaction rules of Industrial and Commercial Bank of China online bank and other electronic banking systems related to the contract.

Article 6 Borrower’s commitment

6.1 Withdraw and use the loan according to the term and purpose agreed in this contract, and the borrowed money will not flow into the securities market, futures market, equity investment and real estate project development in any form, and will not be used for purchasing wealth management products, investment account trading products or bonds, or for borrowing or other purposes prohibited or restricted by relevant laws and regulations.

6.2 The borrowing principal and interest and other payables shall be repaid in accordance with this Contract.

6.3 Accept and actively cooperate with the Lender in checking and supervising the use of loan funds, including its purpose through account analysis, inspection of voucher, site investigation, etc., and provide a periodic summary report on the use of loan funds to the Lender.

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6.4 Receive the credit check of lender, promptly provide true, accurate and intact financial information and other data reflecting the solvency of borrower according to the requirements of lender, including all opening banks, bank accounts and deposit balances, proactively assist and cooperate the lender to survey, know and supervise the production operation and financial conditions.

6.5 When conducting the merger, separation, capital decrease, equity change, admission, withdrawal, transfer of major assets and creditor’s rights, major foreign investment, increase of substantial debt financing and other actions which may cause adverse effect to the rights and interests of lender, obtain the written consent of lender in advance.

6.6 When the one of the following circumstances occurs, it shall timely give notice to the lender:

(1) Change of name, official seal, Articles of Association, domicile, legal representative or principal, communication address and other matters;

(2) Discontinuation of business, dissolution, liquidation, business suspension for rectification, business license being revoked and cancellation or bankruptcy application (applied);

(3) Major economic disputes, lawsuit and arbitration are involved or may be involved, or the assets are sealed, detained or forcibly implemented, or the component authorities such as judiciary authority, tax, industry and commerce, etc. legal register for survey or adopt the punitive measures;

(4) The shareholders, directors, current senior executives or partners and contributors involve in the major cases or economic disputes.

(5) Collateral is rented out for more than one year.

6.7 Disclose to the lender the relationships of the related parties and related transactions in a timely, comprehensive and accurate manner.

6.8 Sign in timely for all the notices sent by the lender or served in other ways.

6.9 Do not dispose its own assets by reducing the solvency; Guarantee for not damaging the rights and interests of lender to the third party.

6.10 The liquidation order of borrower’s debts under the contract shall precede over the one of the debts of the borrower to its shareholder, legal representative or principal, partner, main contributor or key management personnel, which shall be in the same position with the similar debts of other creditors of the borrower.

6.11 Have known and completely understood the various transaction rules of industrial and Commercial Bank of China online bank and other electronic banking systems related to the contract; properly keep the customer certificate and password. All behaviors of operating with the borrower’s customer No. (card No.), password or customer certificate shall be deemed as the operations of the borrower; the electronic information records generated herefrom shall be as the evidence and voucher of disposing the debtor-creditor relationship under the contract.

6.12 If the loan under the contract is released in the method of credit, the borrower commits to report the external guarantee conditions to the lender completely, truthfully and accurately in a regular fashion. The external guarantee may affect the performance of its obligations under this contract, which must obtain the lender’s written consent.

6.13 If the repayment funds of the borrower (including but not limited to the money obtained by the lender through deduction and disposal of collateral, etc.) are insufficient to pay off all the debts of the borrower to the lender under this contract and other contracts, the lender has the right to decide the order of payment.

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6.14 Strengthen the management of environmental and social risk, and accept the supervision and inspection of the lender thereon. Submit the report on environmental and social risk to the lender as required. Abide by relevant laws and regulations on environmental protection. During the establishment of the loan relationship and the duration of the loan relationship, the borrower’s operating entity does not have any unfinished environmental punishment.

6.15 During the existence of the loan relationship, the lender is authorized to monitor the borrower’s corporate account and the flow information of its operating and sales funds.

Article 7 Lender’s Commitment

7.1 Loan to the borrower according to the contract.

7.2 The non-public information and information privacy related to the finance and production operation provided by the borrower, except for aspects which are otherwise stipulated in laws and regulations and agreed in the contract.

Article 8 Breach of contract

8.1 When one of the following circumstances occurs, it will constitute the breach of contract of the borrower:

(1) The borrower fails to repay the loan principal, interest and other payables under the contract according to the agreement or perform any other obligations under this contract or violates the statement, guarantee or commitment under this contract;

(2) The guarantee under this contract changes to the detriment of the creditor’s rights of the lender, or the guarantor violates the guarantee contract, and the borrower fails to provide other guarantees recognized by the lender separately:

(3) Any other debt of the Borrower fails to pay off after maturity (including being declared to be due immediately), or fails to perform or violates its obligations under other agreements, which has or may affect the performance of its obligations under this contract;

(4) The borrower violates the promise in Article 6.1 of Part II of this contract, flows the loan into the securities market and futures market, or uses it for equity investment, real estate project development, purchases wealth management products, investment account trading products, bonds, loans, or other projects that are clearly prohibited by national laws and regulations;

(5) The financial indexes such as profitability, debt paying ability, operation ability and cash flow of the Borrower break through the agreed standard or have deteriorated that have influenced or may influence the performance of obligations under this Contract;

(6) Material adverse change of the borrower’s production and management, foreign investment, etc., which have affected or may affect the performance of its obligations under the contract;

(7) In case borrower or its shareholders, legal representatives or principal, partner, main investment personnel or key management personnel involve or may involve major economic dispute, lawsuit and arbitration, or their assets are sealed, detained or forcibly implemented, or legally registered for survey by the judiciary authorities or administrative body or legally punished, or exposed by the media due to the violation of relevant state regulations or policy, and the above circumstances have influenced or may influence the obligation performance under the contract;

(8) In case the stock rights of borrower changes or the holding relation, partner relation and associated relation change, the partners, main investor and key management personnel have abnormal change, lose, or legally surveyed by the judiciary authorities or their personal freedom is restricted, and the above circumstances have influenced or may influence the obligation performance under the contract;

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(9) The borrower takes advantage of the false contracts with the related parties, takes advantage of the transactions without actual trading background for arbitrage of cash or credit from the lender, or takes advantage of the related transactions to intentionally escape from the creditor’s rights of the lender;

(10) The borrower has suffered from or may suffer from the discontinuation of business, dissolution, liquidation, business suspension for rectification, business license being revoked and cancellation or bankruptcy application (applied);

(11) In case the borrower causes the responsibility accidents and the events of major environment and social risk due to violating the food safety, safety production, the relevant laws and regulations, regulatory regulations or industry standard of environmental protection and other environment and social risk management, the above circumstances have influenced or may influence the obligation performance under the contract;

(12) The borrower’s legal representative or principal, partner, main investor or key management personnel involve in the gangdom activity, drug usage, gambling, smuggling and other illegal behaviors;

(13) The borrower owes taxes and dues or frequently defaults the staff salary;

(14) The default conditions of personal loan and credit card of the borrower’s legal representative or principal, partner, main investor or key management personnel occur;

(15) There are other circumstances that may cause the lender’s realization of the creditor’s rights under this contract to be adversely affected.

8.2 In the case of the breach of Contract by the Borrower, the Lender shall have the right to take one or more of the following measures:

(1) Require the Borrower to correct its default behavior within the limit time;

(2) Stop issuing loans and other financing payments to the Borrower in accordance with this Contract and other contracts between the Lender and the Borrower, and cancel part or all of the loan and other financing payments not withdrawn by the Borrower;

(3) Announce that the loans and other financing funds that have not been repaid under the Contract and other contracts signed by the Lender and the Borrower shall be due immediately and require the Lender to immediately pay off the fund that has not been repaid and incurred interest, default interest and other expense;

(4) Any measures to safeguard the legitimate rights of the lender, such as requiring the disposal of collateral, requiring the guarantor to assume the guarantee responsibility, bringing a lawsuit or arbitration, and applying for enforcement;

(5) Require the Borrower to compensate the losses caused to the Lender due to its breach of contract, including but not limited to the expenses such as attorney fees and auction fees incurred by the Lender to realize the creditor’s rights under this agreement;

(6) Other measures required by laws and regulations, this contract or the lender’s opinion.

8.3 Where the Borrower fails to repay the borrowing as stipulated in the agreement when it is due (including it is declared to be due immediately), the Lender shall have the right to collect default interest from the date it is overdue as per the default interest rate agreed in this Contract. For the interest (including default interest) that the borrower fails to pay on time, compound interest is calculated according to the overdue default interest rate. The interest settlement rules of default interest/compound interest shall apply to the interest settlement rules agreed in this contract.

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8.4 In the event that the Borrower fails to use the borrowing for the purposes agreed in this Contract, the Lender shall be entitled to collect default interests for the part of borrowing misappropriated according to the interest penalty agreed in this Contract. And for interests not paid on time during misappropriation period, compound interests shall be calculated and collected according to the penalty interest rate for peculated borrowing. The interest settlement rules of default interest/compound interest shall apply to the interest settlement rules agreed in this contract.

8.5 In case that the borrower has the above circumstances in Article 8.3 and 8.4 at the same time, the larger default interest rate shall be selected, which shall not be concurrently punished.

8.6 If the borrower fails to repay the principal and the interest (including default interest and compound interest) of the loan or other payables on schedule, the lender shall be entitled to announce for the urged collection through the media.

8.7 If the controlled or controlled relationship between the borrower’s related party and the borrower changes, or the related party of the borrower has other situations except items (1), (2) and (4) mentioned in Article 8.1 above, which have or may affect the performance of the borrower’s obligations under this contract, the lender has the right to take various measures agreed in this contract.

Article 9 Automatic cancellation of loan commitment

9.1 If the borrower’s credit status deteriorates, the lender can automatically cancel its commitment to all undrawn loans of the borrower without prior notice.

9.2 One of the situations mentioned in Articles 8.1 and 8.7 of Part II of this contract occurs to the borrower, which constitutes the deterioration of the borrower’s credit status.

Article 10 Deduction

10.1 The lender is entitled to deduct corresponding funds from all local or foreign currency accounts opened by the borrower in the lender or other branches of ICBC for settlement till that the borrower pays off all debts under the contract in the borrower fails to repay the due debts (including declared to become due immediately) as agreed in the contract.

10.2 If the currency type of funds deducted is different from that agreed in this contract, it shall be converted as per the applicable exchange rate available to the lender on the deduction date. The interests and other expenses from deducting date and liquidation date (the day when the Lender converts deducting fund to Contractual currency based on management policies of state foreign exchange and actually liquidate debts under this Contract) and the difference incurred due to exchange rate fluctuation in the period shall be borne by the Borrower.

Article 11 Transfer of right and obligation

11.1 The lender has the right to transfer part or all of its rights under the contract to a third party, including but not limited to transferring the creditor’s rights under the contract or the income right corresponding to the creditor’s rights to a specific carrier and used by the asset securitization trustee to issue securities, or transferring the assets formed by non-performing loans to the asset management company, etc. The lender’s transfer behavior does not need the consent of the borrower and the guarantor. In the event that the mortgage or pledge registration shall be altered due to the transfer of the rights of the Lender, the Mortgagor or the Pledger shall give corresponding cooperation. Without the written consent from the Lender, the Borrower cannot transfer the rights and obligations under this Contract.

11.2 Lender or the Industrial and Commercial Bank of China Ltd. (ICBC) can authorize or delegate other branches of IICBC to perform the rights and obligations of the contract or transfer the loan to the other branches of ICBC to undertake and manage according to the need of operating management with the permission of the borrower, the lender does not need to get any agreement from the borrower. Other branches of Industrial and Commercial Bank of China, undertaking the rights and obligations of the Lender, shall be entitled to exercise all rights under this Contract, make lawsuit, arbitration or an application for compulsory execution to the court for the dispute under this Contract in the name of the relevant institution.

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Article 12 Effectiveness, modification and termination

12.1 This contract shall come into force as of the date when both parties affix their official seals or special seals for the contract, and shall be terminated as of the date when all the obligations of the borrower under this contract have been fulfilled.

12.2 Any change to this contract shall be made in written form (including electronic data) by all parties through consultation. The terms or agreements constitute a part of this contract and have the same legal effect as this contract. Besides the part altered, other parts of this Contract remain effective, and original articles are still effective before effectiveness of altered part.

12.3 Any change or termination of the contract shall not affect the contracting parties’ rights to claim for damages. The cancellation of the contract will not affect the effectiveness of articles related to dispute resolution.

Article 13 Dispute resolution and jurisdiction

During the performance of the contract, all disputes and disputes arising from or related to the performance of the contract can be settled through consultation between the parties. If no settlement can be reached through negotiation, either party can settle it according to the following method A.

A. Any dispute incurred due to the contract or related to the contract shall be submitted to Shenzhen Arbitration Committee for arbitration according to the arbitration rule. The arbitration verdict shall be final and binding upon all parties.

B. It shall be solved with the local court of the Lender through lawsuit.

Article 14 Confirmation of service address of litigation/arbitration documents

14.1 The Borrower confirms that the address recorded on the front page of the text of this contract is the effective service address for the Borrower to receive all kinds of notices, letters, legal documents of people’s courts or arbitration institutions (including but not limited to subpoenas, court hearings, judgments, rulings, conciliation statements, notice of deadline performance, etc.).

14.2 The above-mentioned delivery agreement applies to all stages of the first, second, retrial and enforcement of arbitration and litigation procedures. For the above-mentioned service address, the court and arbitration institution can deliver legal documents directly by mail. Even if you fail to receive the legal documents sent by the court or arbitration institution by mail, it shall be deemed as delivery because of the agreement in the contract.

14.3 The Borrower agrees that the court or arbitration institution can use the fax and e-mail recorded on the front page of the text of this contract to serve legal documents, except for judgments, rulings, conciliation statements and awards.

14.4 The borrower guarantees that the above-mentioned service address and other information are accurate and effective. If the above-mentioned service address and other information change, it shall promptly notify the lender in writing, otherwise, the service at the address specified in this contract is still valid, and the borrower shall bear the legal consequences arising therefrom.

14.5 If the legal documents are not actually received by the borrower due to inaccurate information such as the borrower’s service address, failure to notify the lender in writing of the address change, failure to sign, refusal of the borrower or the designated agent to sign, etc., if the documents are delivered by post, the date of return of the documents shall be regarded as the date of delivery (if the date of return of mail at different addresses is different, the later shall prevail); Direct service shall be deemed as the date of service on the spot when the server writes down the information on the service receipt: Where the obligation of notice of change of service address is fulfilled, the changed service address shall be the effective service address.

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14.6 After the dispute enters the litigation or arbitration procedure, if the borrower directly submits a confirmation letter of the service address to the court or arbitration institution, and the confirmation letter is inconsistent with the service address specified in this contract, the service address submitted for confirmation to the court or arbitration institution shall prevail, but before that, the service delivered by the lender at the address specified in this contract is still valid.

Article 15 Entire contract

The first part of the Basic Agreement and the second part of the Specific Terms of this contract together form a complete revolving loan contract for online loan, and the same words in the two parts have the same meaning. The loan of the borrower shall be subject to both aforesaid parts.

Article 16 Notice

16.1 All notices under the contract shall be sent in written form (including electronic data form). Unless otherwise stipulated, the addresses specified by both parties in this Contract shall be used for communication and contact. Any change of either party’s communication address or other Contract ways shall promptly inform the other party in written forms.

16.2 If any party of this Contract refuse to receive or there are other delivery failure situations, the notifying party can adopt notarization or announcement for delivery.

Article 17 VAT special agreement

17.1 The interest and expenses paid by the borrower to the lender under this contract are all tax-inclusive prices.

17.2 If the borrower asks the lender to issue a VAT invoice, it should first register the information with the lender, and the registered information includes the borrower’s full name, taxpayer identification number or social credit code, address, telephone number, bank and account number. The borrower shall ensure that the relevant information provided to the lender is true, accurate and complete, and provide relevant certification materials as required by the lender, and the specific requirements shall be published by the lender through network notices or website announcements, etc.

17.3 If the borrower obtains VAT invoice by itself, it shall provide the lender with a power of attorney with the seal affixed, designate the receiver, specify the id number and other information of the receiver, and the designated receiver shall obtain VAT invoice by presenting the original ID card. Where the designated recipient is changed, the borrower shall issue a power of attorney with seal to the lender again. If the borrower chooses to receive VAT invoice by mail, it shall also provide accurate and deliverable mailing information: In case of any change in mailing information, the lender shall be promptly notified in writing.

17.4 If the Lender fails to issue VAT invoices in time due to force majeure such as natural disasters, government acts, social anomalies or tax authorities, the Lender shall have the right to delay issuing VAT invoices without assuming any responsibility.

17.5 If the invoice is lost, damaged or overdue after the VAT invoice is collected by the borrower or delivered by the lender to a third party for reasons other than the lender’s, which leads to the borrower’s failure to receive the corresponding VAT invoice or the overdue deduction, the lender will not be responsible for compensating the relevant economic losses of the borrower.

17.6 In case of sales return, suspension of taxable services, incorrect invoicing, no authentication of deduction and invoice, etc., where special VAT invoice in scarlet letter is required, and according to relevant laws, regulations and policy documents, the borrower shall submit the Information Form for Special VAT Invoice in scarlet letter to the tax authorities, and the lender shall issue special VAT invoice in scarlet letter after the tax authorities review and notify the lender.

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17.7 During the performance of the contract, in case of adjustment of national tax rate, the lender has the right to adjust the price agreed in the contract according to the change of national tax rate.

Article 18 Others

18.1 The lender’s failure to exercise or partially exercise or delay in exercising any right under this contract does not constitute a waiver or change of this right or other rights, nor does it affect its further exercise of this right or other rights.

18.2 The invalidity or unenforceability of any clause of this contract will not affect the validity and enforceability of other clauses, nor the effectiveness of the whole contract.

18.3 The “related parties”, “Relations of related parties”, “Transactions of related parties”, “Main individual investors”, “Key managers” and other terms mentioned in this Contract have the same meaning with those in Accounting Standards for Business Enterprises -- Disclosure of Associated Parties No. 36 (CK [2006] No. 3) published by the Finance Department and its amendments from time to time.

18.4 The environmental and social risks mentioned in this contract refer to the hazards and related risks that the borrower and its important related parties may bring to the environment and society in the construction, production and business activities, including environmental and social problems related to energy consumption, pollution, land, health and safety, resettlement, ecological protection, climate change, etc.

18.5 The lender will formulate and keep all documents and vouchers of the loan under the contract in line with business rules to constitute effective evidence certifying debtor-creditor relationship of both parties which is binding to the borrower.

18.6 The Borrower has already known and fully understood all the trading rules of e-banking systems such as online banking of Industrial and Commercial Bank of China related to this contract; Properly keep the customer certificate and password. All behaviors of operating with the borrower’s customer No. (card No.), password or customer certificate shall be deemed as the operations of the borrower; the electronic information records generated herefrom shall be as the evidence and voucher of disposing the financing relationship under the contract.

18.7 In this contract, (1) all references to this contract shall include amendments or supplements to this contract: (2) The title of clause is only for reference, and shall not constitute any interpretation for this contract and has no any limit to the contents and its scope under such title.

(No text below)

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This page is the signing page of the Revolving Loan Contract for Online Loan (applicable to enterprise online loan (including e-loan for fast loans) (printed version) (2021 edition) (No.:040000272-2021 (NS) ZI No.00111) signed by the lender Shenzhen High-tech Park South Branch and the borrower Shenzhen Tbit Technology Co., Ltd.

Both parties shall confirm: The debtor and creditor have made full negotiation for all the articles of this contract. The lender has asked the borrower to specially pay attention to all articles concerning rights and obligations of both parties and understand them comprehensively and accurately, and interpreted and explained related articles upon request of the borrower. The Borrower has seriously read and fully understood all Contract clauses (including Basic Agreement in Part I and Specific Terms in Part II), the Borrower and the Lender have the completely unanimous understanding to each clause under this Contract without objection to the Contract contents.

Lender (Seal): Industrial and Commercial Bank of China Co., Ltd. Shenzhen High-tech Park South District Sub-branch

Special Seal for Business Contract of Shenzhen High-tech Park South Branch of Industrial and Commercial Bank of China Limited (sealed)

Signing date: April 26, 2021

Borrower (Seal): Shenzhen Tbit Technology Co., Ltd.

Shenzhen Tbit Technology Co., Ltd. (sealed)

As the legal representative/authorized representative of the borrower, I hereby confirm that the borrower borrows money from the lender as agreed in this contract, and the seal on this contract is true and valid, and I have completed all procedures required for borrowing money.

Legal representative/authorized representative (signature): /s/Wentao Ge

Signed date: April 26, 2021

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